White Mountain Announces Updated NI 43-101 Geological Report and Mineral Resource Estimate for the Cerro Blanco Project

SANTIAGO, Chile, July 03, 2013 -- White Mountain Titanium Corporation (“White Mountain” or the “Company”) (OTCQB Markets: WMTM - News) reports that it has received an independent, updated Geological Report and Mineral Resource Estimate for its wholly-owned Cerro Blanco project, located in Region III of northern Chile. The report was completed by Behre Dolbear, a U.S. based Minerals Industry Consultant (the “Consultant”), to Canadian National Instrument 43-101 policy standards (“NI 43-101”). The Consultant’s terms of reference were to update the older NI 43-101 Cerro Blanco Property Technical Report, dated February 25, 2008, taking into consideration and accounting for all geological, geophysical, mineralogical, drilling, bulk sampling and associated pilot-plant stage process metallurgical test work that the Company has undertaken since that time.

The main points of the Consultant’s report may be summarised as follows:

  The work undertaken by the Company and the data generated for inclusion in this updated NI 43-101 Geological Report and Mineral Resource Estimate was well executed and done to sound industry practices.
  Since the NI 43-101 Technical Report was prepared in 2008, the estimated total rutile resource in all categories has increased in total by over 10 million tonnes and there has been a three-fold increase in the measured and indicated categories. The salient details for the current High (1.0% cut-off) and Low (0.5% cut-off) Grade Mineral Resource Estimate for the Las Carolinas, La Cantera and Eli prospects (three of nine known prospects discovered on Cerro Blanco to-date) are presented in the table below.
Resource Model 2013		Cut-off	Measured	TiO2%	Indicated	TiO2%	Inferred	TiO2%	M&I	TiO2%	M&I&Inf	TiO2%
		%	Mton		Mton		Mton		Mton		Mton
	High Grade
Carolinas	Rutile	1,0	47,0	1,90	40,5	1,88	7,7	1,97	87,5	1,89	95,2	1,90
	High Grade
Canteras	Rutile	1,0	-	-	-	-	52,5	1,31	-	-	52,5	1,31
	High Grade
Eli	Rutile	1,0	9,3	1,26	10,1	1,24	7,4	1,26	19,4	1,25	26,7	1,25

Total			56,3	1,80	50,5	1,75	67,6	1,38	106,8	1,78	174,5	1,62

		Cut-off	Measured	TiO2%	Indicated	TiO2%	Inferred	TiO2%	M&I	TiO2%	M&I&Inf	TiO2%
		%	Mton		Mton		Mton		Mton		Mton
	Low Grade
Carolinas	Rutile	0,5	2,8	0,73	1,3	0,76	0,1	0,74	4,1	0,74	4,2	0,74
	Low Grade
Canteras	Rutile	0,5	-	-	-	-	0,9	0,94	-	-	0,9	0,94
	Low Grade
Eli	Rutile	0,5	0,3	0,93	0,3	0,95	0,1	0,95	0,6	0,94	0,6	0,94

Total			3,1	0,75	1,6	0,79	1,0	0,93	4,7	0,77	5,7	0,80

Grand Total Resource Model 2013			59,4	1,74	52,1	1,72	68,6	1,37	111,5	1,73	180,2	1,60

  The Consultant made recommendations for further in-fill, step-out and geotechnical drilling on the Las Carolinas and La Cantera prospects to increase measured and indicated resources on those prospects and better define slope angles for mine design purposes.
  The Consultant also recommended that the Company undertake trenching, sampling, mapping and initial drilling on known prospects lying adjacent or in close proximity to Las Carolinas and La Cantera, particularly those prospects exhibiting large geophysical signatures and / or high TiO2 grades at surface.

The full Geological Report and Mineral Report Estimate can be accessed through the Canadian SEDAR reporting system at http://www.sedar.com/search/search_en.htm.

Commenting on the updated NI 43-101 Geological Report and Mineral Resource Estimate for the Cerro Blanco project, Brian Flower, Executive Vice-President and Director, said, “Since acquiring the property, the Company has discovered seven new rutile prospects on Cerro Blanco and recently announced a new discovery within the region. To-date, the majority of our exploration effort and expenditure has been directed at building a sufficient tonnage of rutile resource in the measured and indicated categories, principally at Las Carolinas, to support a long-lived mining operation. To this end, the Consultant’s report provides independent validation of our success in significantly building measured and indicated resources on a relatively small area of the Cerro Blanco project. We intend to adopt the Consultant’s recommendations and test a number of other known prospects with the intent of adding to an already substantial resource base on what is still an underexplored project. Our geological team has so far only explored less than 15% of the known mineralized area of Cerro Blanco. Furthermore, we believe that the recent La Martina discovery, located approximately 15 kilometers southwest of Cerro Blanco, may constitute a new rutile district. By way of example and with respect to aerial size, La Martina is currently approximately five times the size of Las Carolinas. ”

Review by Qualified Person, Quality Control and Reports

The NI 43-10 Geological Report and Mineral Resource Estimate for the Cerro Blanco Project dated June, 2013 was co-authored by Mr. Gino Zandonai and Mr. Christian Feddersen, each Qualified Persons within the meaning of National Instrument 43-101. The technical information in this news release has been prepared and reviewed by Messrs Zandonai and Feddersen whose qualifications are set out below.

Mr. Gino Zandonai, (M.Sc. Mining), Managing Director and Senior Geostatistician of Behre Dolbear South America and Qualified Person (CRIRSCO, Member # 0155) of the “Comisión Calificadora de Competencias en Recursos y Reservas Mineras de Chile”

Christian Feddersen (MSc. Geology), White Mountain Consultant Geologist and Qualified Person (Member # 0132) of the Comisión Calificadora de Competencias en Recursos y Reservas Mineras de Chile.

About White Mountain Titanium Corporation

The Company holds mining concessions on the Cerro Blanco property currently consisting of 41 registered mining exploitation concessions and 34 mining exploration concessions in the process of being constituted, over approximately 17,041 hectares located approximately 39 kilometres west of the City of Vallenar in the Atacama, or Region III, geographic region of northern Chile. The Company’s principal objectives are to advance the Cerro Blanco project towards a final engineering feasibility, to secure off-take contracts for the planned rutile concentrate output, and to secure funding or other arrangements to place the project into production, if warranted. It would be the intention to sell the rutile concentrate to titanium metal and pigment producers. Work also continues to investigate the commercial viability of producing a feldspar co-product. The feldspar could find applications in the glass and ceramics industries.

OTCQB Markets has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. This news release may contain forward-looking statements including but not limited to comments regarding the timing and content of upcoming work programs, geological interpretations, receipt of property titles, potential mineral recovery processes, etc. Forward-looking statements address future events and conditions and, therefore, involve inherent risks and uncertainties. Actual results may differ materially from those currently anticipated in such statements.

Cautionary Note to Investors Regarding Mineral Disclosures

We commissioned the updated technical report in accordance with the Canadian Securities Administrator’s National Instrument 43-101 “Standards of Disclosure for Mineral Projects,” commonly known as NI 43-101. The Canadian standards are different from the standards generally permitted in reports filed with the U.S. Securities and Exchange Commission (the “SEC”). In accordance with NI 43-101, we report measured, indicated and inferred resources, measurements which are recognized terms under NI 43-101 but are not recognized by the SEC and are generally not permitted in filings made with the SEC. The term “resource” does not equate to the term “reserve.” Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted. Investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured resources,” “indicated resources,” “inferred resources,” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. We are furnishing the disclosure herein to provide a means of comparing our projects to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101 U.S. investors are urged to consider closely the disclosure in our annual report on Form 10-K for the year ended December 31, 2012 (SEC File No. 333-129347) and in subsequent filings with the SEC. You can review and obtain copies of our filings from the SEC’s website at http://www.sec.gov/edgar.shtml or at no cost from us.

Contact:

White Mountain Titanium Corporation

Michael Kurtanjek, President	Brian Flower, Executive Vice-President
(562) 2 657-1800	(604) 408-2333